EXHIBIT 10.35

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of _______, 2011, by and between Digital Domain Media Group, Inc. (the “Company”), a corporation organized under the laws of the State of Florida, with its principal offices at 8881 US Highway 1, Port St. Lucie, FL 34952, and the purchaser whose name and address is set forth on the signature pages hereto (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.   Authorization of Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale in a private placement of up to 10,384,220 shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of the Company.  The Company reserves the right to increase or decrease the number of Shares sold in this private placement prior to the Closing Date (as defined below) for the purpose of including therein the Other Purchasers (as defined below), if any.

SECTION 2.   Agreement to Sell and Purchase the Shares.  At the Closing (as defined below), the Company will, subject to the terms and conditions of this Agreement, issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on the signature pages hereto, for an aggregate purchase price equal to the number of such Shares multiplied by a per-share purchase price of US $9.63.

The Company may, in its sole and absolute discretion, enter into the same form of purchase agreement with certain other investors (the “Other Purchasers”) and may, in its sole and absolute discretion, complete sales of additional Shares to them. The Purchaser and such Other Purchasers, if any, are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the stock purchase agreements executed by such Other Purchasers, if any, are hereinafter sometimes collectively referred to as the “Agreements.”

SECTION 3.   Delivery of the Shares at the Closing.  The completion of the purchase and sale of the Shares (the “Purchaser Shares”) referenced in the first paragraph of Section 2 hereof (the “Closing”) shall occur as soon as practicable at such place within the jurisdiction referenced in Section 5.7 as agreed to by the parties hereto, on the date of and concurrently with the execution of this Agreement, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).

At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or, if so indicated on the Stock Certificate Questionnaire attached hereto as Appendix II, in such nominee name(s) as designated by the Purchaser, representing the number of Shares set forth on the signature pages hereto, each bearing an appropriate legend referring to the fact that the Purchaser Shares were sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder.  The name or names in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix II.  The Company’s obligation to complete the purchase and sale of the Purchaser Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:  (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Purchaser Shares being purchased hereunder; and (b) the accuracy in all material respects of the representations and warranties made by the Purchaser in Section 5.8 hereof, and the accuracy of all other representations and warranties made herein by the Purchaser (in each case, as if such representations and warranties were made on the Closing Date), and the fulfillment in all material respects of those undertakings made herein by the Purchaser to be fulfilled prior to the Closing.  The Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Purchaser Shares evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchaser:

(a)      each of the representations and warranties of the Company made herein which is qualified by materiality or material adverse effect or words of similar effect shall be accurate in all respects as of the Closing Date (except to the extent any such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be accurate as of such date), and each of the representations and warranties of the Company made herein which is not so qualified shall be accurate in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be accurate in all material respects  as of such date);

(b)      receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that (i) each of the representations and warranties of the Company made herein which is qualified by materiality or material adverse effect or words of similar effect shall be accurate in all respects as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be accurate as of such date), and each of the representations and warranties of the Company made herein which is not so qualified shall be accurate in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be accurate in all material respects  as of such date) and (ii) the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date; and

(c)      the fulfillment in all material respects of those undertakings made herein by the Company to be fulfilled prior to the Closing.

The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers, if any, of the Shares that they have agreed to purchase from the Company.

SECTION 4.      Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchaser as follows, subject to the specific exceptions and qualifications set forth in the Disclosure Schedule delivered to the Purchaser by the Company on or prior to entering into this Agreement (the “Disclosure Schedule”):

4.1           Organization; Good Standing.  The Company’s subsidiaries are listed on Schedule 4.1 of the Disclosure Schedule.  Each of the Company and the Company’s material subsidiaries (as identified on Schedule 4.1 of the Disclosure Schedule) (the “Subsidiaries”) is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization.  The Company and each of the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2           Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”), 100,000 shares of which are designated Series A Preferred Stock (“Series A Preferred Stock”).  As of the date hereof: (i) 13,043,164 shares of Common Stock are issued and outstanding; (ii) 6,216,004 shares of Common Stock are reserved for issuance and issuable upon conversion of Series A Preferred Stock; (iii) 5,621,323 shares of Common Stock are reserved for issuance and issuable upon exercise of outstanding options to purchase Common Stock; (iv) 1,090,083 shares of Common Stock are reserved for issuance and issuable upon exercise of outstanding warrants to purchase Common Stock; and (v) 5,174,852 shares of Common Stock are reserved for issuance and issuable upon conversion of debt, and except as set forth in this Section 4.2, there are no other options, warrants or other rights to purchase from the Company any shares of its capital stock other than pursuant to the Agreements.  The certificates evidencing the Purchaser Shares are in due and proper legal form and have been duly authorized for issuance by the Company.  All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable.  There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any equity securities of the Subsidiaries or any such rights pursuant to their respective Certificates of Incorporation or Articles of Incorporation or bylaws, or equivalent formation and governance documents, or any agreement or instrument to or by which the Company or any of the Subsidiaries is a party or bound, except for any such rights under any such agreement or instrument that has been waived prior to the date hereof.  The Purchaser Shares, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will be issued free and clear of any security interests, liens, encumbrances, equities, restrictions on transfer (other than as arising under applicable securities laws or this Agreement), third party rights or claims.  All outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly owned subsidiary of the Company.  Assuming the accuracy of the representations and warranties of Purchaser in Section 5 of this Agreement, the Purchaser Shares will be issued in compliance with all applicable federal and state securities laws.

4.3           Due Authorization.  This Agreement has been duly authorized, executed and delivered by the Company and, assuming execution and delivery by each of the other parties thereto, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions contained in Section 7 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws.  All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company.

4.4           No Default or Consents.  Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which either the Company or the Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of the Subsidiaries or violate any provision of the charter or bylaws, or equivalent formation and governance documents, of the Company or any of the Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

4.5           Permits. Each of the Company and the Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Company and the Subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.  Except as may be required as to the Company under the Securities Act and state Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Purchaser Shares to the Purchaser.

4.6           Real and Personal Property.  Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property, owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) secure the indebtedness (the “Lydian Indebtedness”) of the Company to Lydian Private Bank, among others, (“Lydian”) pursuant to the terms of that Second Amended and Restated Loan Agreement dated as of November 24, 2010, between, among others, the Company and Lydian, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries.  All property held under lease by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) secure the Lydian Indebtedness, or (ii) have arisen in the ordinary course of business of the Company and the Subsidiaries and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries.

4.7           Material Contracts.  Each contract, document or other agreement which is material to the current business of the Company and the Subsidiaries, taken as a whole (the “Material Contracts”), is in full force and effect and is valid and enforceable by and against the Company and the Subsidiaries, as the case may be, in accordance with its terms.  Neither the Company nor any of the Subsidiaries, if a subsidiary is a party, nor to the Company's knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such Material Contract.

4.8           No Violation.  Neither the Company nor the Subsidiaries is in violation of any term of its charter or bylaws, or equivalent formation and governance documents, or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

4.9           Consents and Approvals.  Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company has been so obtained or performed.

4.10         Financial Statements.  The financial statements of the Company (including all notes and schedules thereto) included as Schedule 4.10 in the Disclosure Schedule (the “Financial Statements”) present fairly the financial condition of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with accounting principles generally accepted in the United States, consistently applied throughout the periods involved, except as may be noted therein.  Except as set forth in the Financial Statements, the Company and its Subsidiaries have no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet included in the Financial Statements and (ii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which individually and in the aggregate would not have a Material Adverse Effect.  The Company and its Subsidiaries maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

4.11         Intellectual Property.  Each of the Company and the Subsidiaries owns or possesses legally enforceable rights to use all patents, patent applications, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, trade secrets, domain names, mask works, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its current business.  Neither the Company nor any of the Subsidiaries has infringed the rights of others with respect to (a) the Intangibles, (b) any product or service marketed or sold by the Company or any of the Subsidiaries, or (c) any software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with its business, except for any such infringement that would not result in a Material Adverse Effect.

4.12         No Material Adverse Change.  Since the date of the most recent balance sheet of the Company included in the Financial Statements, (i) there has not been any material adverse change in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole; (ii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iii) neither the Company nor any of the Subsidiaries has (A) issued or incurred any liability or obligation, direct or contingent, for borrowed money, except for the Lydian Indebtedness and such liabilities or obligations incurred in the ordinary course of business, (B) entered into any other transaction not in the ordinary course of business, (C) made, or agreed to make, any material change to any Material Contract which would result in a Material Adverse Effect, or (D) made, or agreed to make, any declaration, setting aside or payment or other distribution in respect of any of its capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock.

4.13         Legal Proceedings.  Except as set forth on Schedule 4.13, there are no claims, actions, suits, proceedings, arbitrations, complaints, charges, judgments, injunctions or governmental investigations pending, or to the Company’s knowledge threatened, to which Company or any of the Subsidiaries (or any of their respective officers or directors, in such capacity) is a party or of which any property of the Company or any of the Subsidiaries is the subject which the management of the Company believes will have a Material Adverse Effect.  The scope of the representation and warranty in the immediately preceding sentence includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing involving the prior employment of any of the Company’s or the Subsidiaries’ employees, their services provided in connection with the Company’s or such Subsidiary’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

4.14         Employees.  Neither the Company nor any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of the Subsidiaries’ principal suppliers or contractors which would have a Material Adverse Effect. Neither the Company nor any Subsidiary is bound by or subject to (and none of their respective assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries.  The Company is not aware of any threatened or pending litigation between the Company or the Subsidiaries and any of its executive officers which, if adversely determined, would have a Material Adverse Effect and has no reason to believe that any executive officers or other key employees currently serving will not remain in the employment of the Company and the Subsidiaries.  To the Company’s knowledge, none of the employees of the Company or any of the Subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interests of the Company and the Subsidiaries or that would conflict with the Company’s or any Subsidiary’s business.

4.15         Taxes.  Each of the Company and the Subsidiaries has timely filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending; nor are there any material proposed additional tax assessments against the Company or any of the Subsidiaries.

4.16         Insurance.  All material fire and casualty, general liability, and business interruption insurance policies maintained by the Company or any of the Subsidiaries are in full force and effect, are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and the Subsidiaries and their respective properties and assets, and are in character and amount at least reasonably equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

4.17         Environmental Laws.  (i) Each of the Company and the Subsidiaries is in compliance in all material respects with all applicable rules, laws and regulation relating to the use, treatment, release, storage or disposal of hazardous or toxic substances or pollution or the protection of employee health or safety, public health or the environment (“Environmental Laws”); (ii) neither the Company nor the Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and the Subsidiaries has received all permits, licenses or other approvals required of it under Environmental Laws to conduct its business and is in compliance with all material terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of the Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or the Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”), or otherwise designated as a contaminated site under applicable state or local law.  Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under CERCLA.

4.18         Foreign Transactions Reporting Act.  The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

4.19         OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.20         ERISA.  The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA (and such regulations and published interpretations) in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company has any liability.

4.21         Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares for general working capital and other corporate purposes.

4.22         Investment Company.  The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in Section 4.21, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder.

4.23         Brokers or Finders.  Other than Mountain Partners Group, no broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other person or entity is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.24         Certain Transactions.  Other than agreements or arrangements relating to (i) compensation and standard employee benefits generally made available to all employees of the Company or applicable Subsidiary, (ii) standard director and officer indemnification on terms approved by the Board of Directors of the Company or the applicable Subsidiary, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors of the Company, there are no agreements, understandings or proposed transactions between the Company or any Subsidiary and any of its officers, directors, consultants or key employees, or any affiliate thereof.

4.25         Rights of Registration and Voting Rights.  [Except as set forth on Schedule 4.25 to the Disclosure Schedule,] Neither the Company nor any of the Subsidiaries is under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.  To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

SECTION 5.      Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents and warrants to, and covenants with, the Company that:

5.1           Experience.  (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, and is making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and/or comparable entities, has the ability to bear the economic risks of an investment in the Shares and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth on the signature pages hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares and subject to no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell pursuant to a Registration Statement (as defined in Section 7.5) or otherwise in compliance with the Securities Act and the rules and regulations thereunder (the “Rule and Regulations”), or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.7 hereof); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature pages hereto, relied solely upon the representations and warranties of the Company contained in this Agreement (including Appendix I attached hereto; provided, that, it is acknowledged and agreed that Appendix I does not modify or alter in any manner the representations and warranties of the Company set forth in Section 4 hereof); (v) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vi) the Purchaser is a “Qualified Institutional Buyer”, as such term is defined in Rule 144A promulgated under the Securities Act.

5.2           Reliance on Exemptions.  The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

5.3           Confidentiality.  The Purchaser understands that the information contained in the materials provided to the Purchaser by the Company and its representatives in connection with the purchase and sale of the Shares is strictly confidential and proprietary to the Company and is being submitted to the Purchaser solely for such Purchaser’s confidential use.  The Purchaser agrees to use the information contained in such materials for the sole purpose of evaluating a possible investment in the Shares and the Purchaser acknowledges that it is prohibited from reproducing or distributing this Agreement or any other materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors who need to know such contents in connection with the Purchaser’s proposed investment in the Purchaser Shares and who agree in writing to be bound by an equivalent obligation of confidentiality and non-use with respect to such contents.  Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and the offering of the Shares must be kept strictly confidential.  The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is required to disclose pursuant to applicable law, regulation or legal process; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

5.4           Investment Decision.  The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.5           Risk of Loss.  The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares, including, but not limited to, those set forth in Appendix I attached hereto (provided, that, it is acknowledged and agreed that Appendix I does not modify or alter in any manner the representations and warranties of the Company set forth in Section 4 hereof).  The Purchaser understands that no representation is being made as to the future value of the Common Stock.

5.6           Legend.  The Purchaser understands that, until such time as a Registration Statement has been declared effective or the Purchaser Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchaser Shares will bear a restrictive legend in substantially the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE COMPANY.  THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

5.7           Residency.  The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto. All discussions and negotiations between the Company and The Purchaser concerning the transactions contemplated by this Agreement occurred in such jurisdiction, and the Purchaser executed, and delivered to the Company as so executed, this Agreement in such jurisdiction.

5.8           Organization; Validity; Enforcements.  The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and mutual delivery of this Agreement by the parties hereto, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.7 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

SECTION 6.    Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by either party to this Agreement, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Purchaser Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Purchaser Shares and the payment therefor.  All representations and warranties made by the Company and the Purchaser herein and in the certificates for the Purchaser Shares delivered pursuant hereto shall survive for a period of one year following the later of the execution of this Agreement, the delivery to the Purchaser of the Purchaser Shares and the payment therefor.

SECTION 7.      Registration of the Shares in IPO; Compliance with the Securities Act; Preemptive Rights

7.1           Certain Definitions.

(a)           “Holder” means any holder of Registrable Securities who is a party to this Agreement.

(b)           “IPO” means the initial underwritten registered public offering of the Company’s equity securities by the Company.

(c)           “Registrable Securities” means any and all of the (i) Shares purchased by the Purchasers pursuant to the Agreements; (ii) equity securities issued in respect of such Shares in any reorganization; and (iii) equity securities issued in respect of the securities referred to in the preceding clauses (i) and (ii) as the result of a stock split, stock dividend, recapitalization or combination.

(d)           “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Section 7.5 of this Agreement, including, without limitation, all: (i) registration and filing fees, (ii) fees and expenses relating to compliance with securities or blue sky laws (including fees and expenses of counsel in connection with blue sky qualifications of the securities registered), (iii) printing, messenger and delivery expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and expenses of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vi) fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of a single counsel for the holders of Registrable Securities participating in the subject offering selected by the holders of a majority of the Registrable Securities offered therein, (viii) fees and expenses in connection with any review of underwriting arrangements by the Financial Industry Regulation Association (“FINRA”) and (ix) fees and expenses of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities).

7.2           Right to Include Registrable Securities in IPO Registration Statement.

(a)           Whenever the Company proposes to register the offer and sale of any of its Common Stock under the Securities Act in connection with the IPO, the Company will give prompt written notice to all Holders of its intention to effect such a registration and will include (without restriction) in such registration all Registrable Securities of such Holders with respect to which the Company has received written requests for inclusion therein (the “IPO Registration Statement”) within 20 days after the delivery of the Company’s notice; provided, that if such registration involves an underwritten public offering, all Holders must sell their Registrable Securities included therein to the underwriters on the same terms and conditions as applicable to the Company and the other holders of the Company’s securities included therein.

(b)           The Registration Expenses of the Holders will be paid by the Company.

7.3           Liquidated Damages for Untimely Registration.  The Company agrees that, (i) if the IPO Registration Statement is not filed with the SEC on or before the 180th day after the Closing Date, the Purchaser will receive from the Company, at no cost to the Purchaser and as liquidated damages and not as a penalty, such number of additional authorized but unissued Shares as is equal to five percent (5%) of the Purchaser Shares; and, in addition, (ii) if the IPO Registration Statement is not declared effective by the SEC on or before the 360th day after the Closing Date, the Purchaser will receive from the Company, at no cost to the Purchaser and as liquidated damages and not as a penalty, such number of additional authorized but unissued Shares as is equal to five percent (5%) of the Purchaser Shares.  The provisions of this Section 7.3 provide the sole and exclusive remedy of the Purchaser (and liability of the Company) for any failure of the Company to effect the IPO Registration Statement.

7.4           Lock-Up Agreement.  Except for the sale of Registrable Securities pursuant to the IPO Registration Statement, the Purchaser (for itself and each assignee Holder) hereby agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 promulgated under the Securities Act) of equity securities of the Company, or any securities convertible or exercisable into or exchangeable for such securities, during the 180-day period beginning on the effective date of the IPO; provided, that the foregoing provisions of this Section 7.4 (i) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, (ii) shall not apply to transactions (including any sales of Common Stock or other securities) relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the IPO, and (iii) shall only be applicable to the Holder if each executive officer and director of the Company and each stockholder of the Company holding more than 5% of the Company’s outstanding Common Stock agrees to similar restrictions.  If the underwriters managing the registered public offering waive any such restriction for the benefit of any stockholder of the Company, they will also grant an equivalent waiver to the Holder, whether or not participating in such offering.

7.5           Registration Procedure.  The Company will use its reasonable best efforts to effect the registration and the sale of the Registrable Securities elected to be included therein by the Holders thereof pursuant to the IPO Registration Statement, and in connection therewith the Company will:

(a)           prepare and file with the SEC the IPO Registration Statement and use its reasonable best efforts to cause such Registration Statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such IPO Registration Statement copies of all such documents proposed to be filed);

(b)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such IPO Registration Statement effective for a period of not less than 180 days; provided, however, that (i) such 180 day period shall be extended for a period of time equal to the period that the Holders refrain from selling any securities included in any underwritten registration at the request of the managing underwriters; and (ii) in the case of any registration of Registrable Securities which are intended to be offered on a continuous or delayed basis, such 180 day period shall be extended, if necessary, to keep the IPO Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule, under the Securities Act, then permits such an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment then permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the IPO Registration Statement, the incorporation by reference in the IPO Registration Statement of information otherwise required to be included in such a post-effective amendment that is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the IPO Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the IPO Registration Statement;

(c)           furnish to each Holder included therein such number of copies of the IPO Registration Statement, each amendment and supplement thereto, the prospectus included in the IPO Registration Statement (including each preliminary prospectus) and such other documents as such holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(d)           use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. state jurisdictions as any Holder thereof reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

(e)           notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in the context in which they were made, not misleading, and, at the request of any such Holder, promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the context in which they were made, not misleading;

(f)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g)          provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement;

(h)          enter into such customary agreements (including, in the case of underwritten offerings, underwriting agreements in customary form with the managing underwriter(s) approved by the Company) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(i)           make available for inspection by any Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with such registration, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the IPO Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(k)           permit any Holder of Registrable Securities, that is or might reasonably be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of the IPO Registration Statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included therein;

(l)           in the event of the issuance of any stop order suspending the effectiveness of the IPO Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the IPO Registration Statement for sale in any U.S. jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

(m)         use its reasonable best efforts to cause such Registrable Securities covered by the IPO Registration Statement to be registered with or approved by such other U.S. federal or state governmental agencies or authorities as may be necessary to enable the holders thereof to consummate the disposition of such Registrable Securities; and

(n)          obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the holders of a majority of the Registrable Securities being sold reasonably request.

If the IPO Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if such Holder is a controlling person of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder; provided, that with respect to this clause (ii) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

7.6           Transfer of Shares.  The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the IPO Registration Statement referred to in Section 7.5 or as otherwise permitted by law.

7.7           Indemnification.  For the purpose of this Section 7.7, the term “Holder/Affiliate” shall mean any affiliate (as defined in Rule 405 promulgated under the Securities Act) (an “Affiliate”) of the Holder, and any person who controls the Holder or any such Affiliate of the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(a)           The Company agrees to indemnify and hold harmless the Holder and each Holder/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Holder or Holder/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed)), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the IPO Registration Statement, including the prospectus (the “Prospectus”), financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the IPO Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the IPO Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any breach by the Company of its representations or warranties contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will promptly reimburse each such Holder and each such Holder/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Holder or such Holder/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and, provided, further, that the Company will not be liable in any such case to the extent, that any such loss, claim, damage, liability, action or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the IPO Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use therein, or (ii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder, or a violation by the Holder of any provision of federal or state securities law applicable to the Holder.

(b)           Each Holder will severally, but not jointly, or jointly and severally, with the Other Purchasers, indemnify and hold harmless the Company, each of its directors, each of its officers, including such officers who signed the IPO Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers and each such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Holder (which consent shall not be unreasonably withheld or delayed)), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the IPO Registration Statement, the Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the IPO Registration Statement, the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the IPO Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use therein, and will promptly reimburse the Company, each of its directors, each of its officers and each such controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers and each such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that any individual Holder’s aggregate liability under this Section 7.7 shall not exceed the amount of proceeds received by such Holder on the sale of the Shares pursuant to the IPO Registration Statement.

(c)           Promptly after receipt by an indemnified party under this Section 7.7 of notice of the threat or commencement of any action indemnifiable hereunder, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.7, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.7 to the extent it is not prejudiced as a result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.  In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           If the indemnification provided for in this Section 7.7 is required by its terms but is for any reason held by a court of competent jurisdiction to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.7 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder from the private placement of Common Stock hereunder and the resale of the Purchaser Shares of such Holder pursuant to the IPO Registration Statement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Holder in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the IPO Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The respective relative benefits received by the Company on the one hand and each Holder on the other shall be deemed to be in the same proportion as the amount paid by such Holder to the Company pursuant to this Agreement for the Purchaser Shares purchased by the Purchaser that were sold pursuant to the IPO Registration Statement bears to the difference between the amount the Purchaser paid for such Shares that were sold pursuant to the IPO Registration Statement and the amount received by such Holder from such sale.  The relative fault of the Company, on the one hand, and each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.7, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in paragraph (c) of this Section 7.7 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification.  The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7.7 were determined solely by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Each Holder’s obligations to contribute pursuant to this Section 7.7 is several, and not joint, or joint and several, with that of the Other Purchasers and other Holders.

7.8           Participation in IPO Registration Statement.  A Holder may not have its Registrable Securities included in the IPO Registration Statement hereunder unless the Holder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company in connection therewith, and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that the Holder as a holder of Registrable Securities included in any underwritten registration shall not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder’s intended method of distribution.

7.9           Information Available.  The Company, upon the reasonable request of a Holder and with prior notice, will be available to such Holder or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the IPO Registration Statement covering the Registrable Securities owned by such Holder and will otherwise cooperate with the Holder conducting an investigation for the purpose of reducing or eliminating the Holder’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters, subject to appropriate confidentiality limitations.

7.10         Reports Under Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)           make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the effective date of the IPO Registration Statement;

(b)           use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the IPO Registration Statement), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company in compliance with such reporting requirements; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

7.11         Preemptive Rights.

(a)        The Company hereby grants to the Purchaser, for so long that he or it is an “Accredited Investor” within the meaning of Regulation D promulgated under the U. S. Securities Act of 1933, as amended, subject to the terms and conditions specified in this Section 7.11, the right to purchase New Securities (as defined in paragraph (b) of this Section 7.11) in an amount up to his or its pro rata share (as defined below) of all New Securities that the Company may, from time to time, sell and issue, or propose to sell and issue, as applicable pursuant to paragraph (c) of this Section 7.11.  The Purchaser’s “pro rata share,” for purposes of this preemptive right, is the ratio (i) the numerator of which is the number of shares of Common Stock held by such Purchaser on the date of the Company’s written notice pursuant to paragraph (c) of this Section 7.11, and (ii) the denominator of which is the number of all outstanding shares of Common Stock on such date (calculated on a fully diluted basis).

(b)          “New Securities” means any shares of the Common Stock, or securities exercisable or convertible into, or exchangeable for, such shares, whether or not now authorized; provided that the term “New Securities” does not include (i) such shares or securities issued or sold to persons who are, or who are to become, employees, officers, directors, strategic partners (which may include individuals) and/or consultants of the Company or any of its subsidiaries as bona fide compensation for services rendered or to be rendered; provided, that such sales or issuances are approved in good faith by the Company’s Board of Directors (the “Board”); (ii) such shares or securities issued to the seller as part of the financing of the acquisition of another company by the Company pursuant to a plan, agreement or other arrangement approved in good faith by the Board; (iii) such shares or securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any securities treating each class or series of securities equally; (iv) such shares or securities issued pursuant to a bona fide arms’ length transaction with debt financing sources, vendors or suppliers of the Company; provided, that such issuances are approved in good faith by the Board; (v) such shares or securities issued upon the exercise, conversion or exchange of options, warrants or convertible or exchangeable securities if the underlying instrument is outstanding on the date hereof or was thereafter issued on the terms described in clause (i) or otherwise in compliance with the terms hereof, and (vi) shares of Common Stock issued in the IPO.

(c)           In the event the Company proposes to undertake an issuance of New Securities, or within ten (10) days after it completes such an issuance, it will give the Purchaser written notice (the “Preemptive Notice”) of such proposal or action, describing the class of New Securities, and the price, amount and the general terms upon which the Company proposes to issue or has completed the issuance of the same.  The Purchaser will have twenty (20) days from the date of any such notice to agree to purchase up to his or its pro rata share of such New Securities in accordance with paragraph (a) of this Section 7.11, for the price and upon the general terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(d)          In the event the Company delivers a Preemptive Notice to the Purchaser with respect to a proposed issuance of New Securities, the Company will have ninety (90) days from the date of the first closing specified in such written notice to sell all such New Securities (including the New Securities, if any, to be purchased individually by the Purchaser pursuant to the terms of this Section 7.11) at a price and upon general terms no more favorable to the purchasers thereof than the price and terms specified in such written notice.  In the event the Company has not sold all such New Securities within said ninety (90) day period, the Company will not thereafter issue or sell any New Securities without first offering such securities individually to the Purchaser in the manner provided herein.

(e)           This preemptive right shall automatically terminate upon consummation by the Company of the IPO.

SECTION 8.    Independent Nature of Purchasers’ Obligations and Rights.  The obligations of the Purchaser under this Agreement are several and not joint (or joint and several) with the obligations of any Other Purchaser, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements.  The decision of the Purchaser to purchase the Purchaser Shares pursuant to this Agreement has been made by such Purchaser independently of any Other Purchaser.  Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements.  The Purchaser acknowledges that no Other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Purchaser Shares or enforcing its rights under this Agreement.  The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 9.    Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when received by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon ten (10) days’ advance written notice to the other party:

(a)           if to the Company, to:

Digital Domain Media Group
8881 US Highway 1
Port St. Lucie, FL 34952
Attn.: General Counsel
Facsimile: (772) 345-8113
with a copy to (which shall not constitute notice):

Sullivan & Triggs, LLP
1230 Montana Avenue, Suite 201
Santa Monica, California  90403
Attn.:  D. Thomas Triggs
Facsimile: (310) 451-8303

(b)           if to the Purchaser, at its address as set forth on the signature pages to this Agreement.

SECTION 10.    Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.  Any amendment or modification effected in accordance with this Section 10 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

SECTION 11.    Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12.    Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13.    Governing Law; Venue.  This Agreement and any disputes or claims arising out of or in connection with its subject matter shall be governed by and construed in accordance with the law of the State of Florida without regard to the conflicts of laws principles of that or any other jurisdiction.  The parties irrevocably agree that the state and Federal courts of St. Lucie County, Florida shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement.  Each of the parties agrees to waive to the fullest extent permitted by applicable law any objection that it now has or may hereafter have to the venue of any litigation, proceeding or action arising out of, or in connection with, this Agreement being laid in any such court, or that any such litigation, proceeding or action was brought in an inconvenient forum.

SECTION 14.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

SECTION 15.    Entire Agreement. This Agreement (including the Appendices attached hereto) and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 16.    Fees and Expenses.  Except as expressly set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 17.    Parties.  This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and, to the extent expressly provided in Section 7.7, each Holder and Holder/Affiliate, any person controlling the Company or such Holder, the officers and directors of the Company and, subject to the provisions of Section 7.7, no other person, shall acquire or have any right under or by virtue of this Agreement.

SECTION 18.    Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.  This Agreement and the rights of the Purchaser hereunder may be assigned by the Purchaser only with the prior written consent of the Company, except such consent shall not be required in cases of (i) assignments by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control or (ii) any assignment by the Purchaser, or any other Holder, only of its rights to have its Registrable Securities included in the IPO Registration Statement under Section 7 of this Agreement, to a transferee from the Purchaser or such other Holder of all or a portion of the Purchased Shares, provided that such transfer of securities shall not have been consummated in violation of the provisions of this Agreement and, provided further that, in each such case, such transferee agrees in writing to be bound by the terms of this Agreement as a Holder hereunder.  Notwithstanding anything to the contrary contained herein, the rights to cause the Company to register Registrable Securities in the IPO Registration Statement pursuant to this Agreement may be assigned (but only with all related obligations) by the Purchaser or any other Holder only to a transferee from it of Purchased Shares who, after such transfer, holds at least 20% of the total number of Purchased Shares purchased by the Purchaser pursuant to this Agreement  (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and similar fundamental corporate events) (the “Minimum Holding Condition”); provided that the foregoing restriction shall not apply to assignments by an investment adviser, which itself then satisfies the Minimum Holding Condition, to a fund for which it is the adviser or by or among funds that are under common control.

SECTION 19.    Further Assurances.  Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[Remainder of Page Intentionally Left Blank and

Signatures Appear on the Following Two Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DIGITAL DOMAIN MEDIA GROUP, INC.

By:
Name:
Title:

INVESTOR SIGNATURE PAGE

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution):

Title of Individual representing Purchaser (if an Institution):

Signature by:

Individual Purchaser or Individual representing Purchaser:

Address:

Telephone:

Facsimile:

Number of Shares to Be Purchased	Price Per Share In US Dollars	Aggregate Price
	$9.63	$

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire
Stock Purchase Agreement which this follows)

A.           Complete the following items on BOTH Stock Purchase Agreements (Please sign two originals):

1.           Page 26 - Signature:

(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

2.	Appendix II - Stock Certificate Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire.

3.	Return BOTH properly completed and signed Stock Purchase Agreements including the properly completed Appendix II to (initially by facsimile with original copy by overnight delivery):

Digital Domain Media Group, Inc.
8881 US Highway 1
Port St. Lucie, FL 34952
Attn.: Ed Lunsford
Facsimile: (772) 345-8113

B.           Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser at a later date.

Appendix I

RISK FACTORS

References to “we”, “us”, and “our” in the risk factors discussed herein are to Digital Domain Media Group, and, as the context may require, its subsidiaries.

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below before making a decision to invest in our common stock.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, could negatively impact our business, results of operations or financial condition in the future.  If any of the following risks and uncertainties develops into actual events, our business, results of operations and financial condition could be adversely affected.  In those cases, the value of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business and Industry

The entertainment industry is highly competitive.

The entertainment industry is highly competitive.  We may not be able to compete successfully against either current or future competitors.  Increased competition could result in reduced revenues, lower margins, and/or loss of market share, any of which could significantly harm our business.

Our operating results may fluctuate significantly.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Each of the risk factors listed herein under the caption “Risks Related to Our Business and Industry”, and the following factors, may affect our operating results:

•	our ability to continue to attract clients for our services and products;

•	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure;

•	our focus on long term goals over short term results;

•	the results of our investments in high risk projects;

•	general economic conditions and those economic conditions specific to our business lines; and

•	geopolitical events such as war, threat of war or terrorist actions.

In addition, our business has historically been cyclical and seasonal in nature, reflecting overall economic conditions as well as client budgeting and buying patterns in the advertising and entertainment industries generally.  The cyclicality and seasonality in our business could become more pronounced and may cause our operating results to fluctuate more widely.

Changes in the United States, global or regional economic conditions could adversely affect our profitability.

Our services, and the products we plan to offer, are luxuries that are dependent on the amount of disposable income available to consumers.  A decrease in economic activity in the United States or in other regions of the world in which we do business could adversely affect demand for our products and services.  In addition, an increase in price levels generally, or in price levels in a particular sector such as the energy sector, could result in a shift in consumer demand away from entertainment products.  Such events could cause a decrease in the demand for the services we offer which would have an adverse effect on our business and results of operations.

We intend to undertake acquisitions to expand our business, which may pose risks to our business and dilute the ownership of our existing stockholders.

A key component of our business strategy includes strengthening our competitive position through internal development and growth.  However, we intend to selectively pursue strategic acquisitions of companies in our industry and contiguous industries.  To finance any acquisition, it may be necessary for us to raise additional funds through public or private financings.  Additional funds may not be available on terms that are favorable to us, and, in the case of equity financings, would result in dilution to our stockholders.  We cannot assure you that we will be able to consummate any acquisitions or, if consummated, successfully integrate the operations and management of future acquired companies.  If we are unable to attract and consummate acquisitions, our growth could be adversely impacted.  Furthermore, any acquisition that is consummated presents several financial and operational risks that could have an adverse effect on our operating results.  These risks include:

•	costs associated with integrating the acquired businesses;

•	potential liabilities of the acquired businesses;

•	possible adverse tax and accounting effects of the acquisition;

•	diversion of our management’s attention from the day-to-day operation of our business to the integration of the acquired business;

•	key employees of the acquired business leaving after the acquisition; and

•	the acquired business not performing at the level we projected when we determined the purchase price.

Interruption or failure of our information technology systems could impair our ability to effectively provide our services and products, which could damage our reputation.

Our continued success will depend on our ability to meet our clients’ tight schedules, and our provision of our services and products depends on the continuing operation of our information technology and communications systems.  Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses or other attempts to harm our systems, and similar events.  Our facility is located in an area with a high risk of major earthquakes and is also subject to break-ins, sabotage and intentional acts of vandalism.  Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster or other unanticipated problems at our facility could result in lengthy interruptions in our projects and our ability to deliver services.  Interruptions in our projects could hinder our ability to retain and attract clients and our brand could be damaged if clients believe we are unreliable, either of which, could adversely affect our business and operating results.

Film production incentives and subsidies offered by foreign countries and states could affect our ability to secure work on visual effects and animation projects or otherwise affect our results of operations.

Production incentives and subsidies for film production are widely used throughout the industry and are important in helping film studios and production companies to offset production costs.  Many countries and states have programs designed to attract film production.  Incentives and subsidies are used to reduce film production costs and such incentives and subsidies take different forms, including direct government rebates, sale and leaseback transactions or transferable tax credits.  We currently take advantage of such incentives and subsidies when available to us, however (i) film studios and production companies may send their visual effects and animation work to companies in foreign countries and states where we do not have operations in order to take advantage of the incentives and subsidies offered there and/or (ii) countries or states where we enjoy same may be discontinued.  Any diminution in our ability to take advantage of, or secure work on visual effects and animation projects due to, such incentives and subsidies could have a material adverse effect on our business, results of operations and financial condition.

Our future success depends on certain key personnel.

Our future success depends on the continued service and performance of our senior management and key technical personnel, including John C. Textor, Jonathan Teaford, Cliff Plumer and Ed Ulbrich, whom we rely on for management of our company, development of our business strategy and management of our strategic relationships.  Certain of our executive officers are bound by employment and noncompetition agreements.   However, while it is standard in the entertainment industry to rely on employment agreements as a method of retaining the services of key personnel, these agreements cannot assure us of the continued services of such employees.  Furthermore, many of our other management and key technical personnel are not bound by employment or noncompetition agreements, and, as a result, these employees can leave with little or no prior notice.  The loss of any such key personnel, particularly with no notice, could cause delays on the projects such key personnel were responsible for.  Such losses may also have and adverse impact on our relationship with those clients with whom such key personnel had strategic relationships.

To be successful, we must continue to attract and retain qualified personnel.

Our future success depends to a significant extent on our ability to identify, attract, hire, train and retain qualified creative, technology and managerial personnel. Competition for the caliber of talent required to make our products and provide our services, particularly for creative and technology personnel, will continue to intensify as film studios build their in-house animation and visual special effects capabilities, and as the markets for digital production continue to develop.  There can be no assurance that we will be successful in identifying, attracting, hiring, training and retaining such qualified personnel in the future and our failure to do so could have an adverse effect on our business.

We depend on cutting-edge technology and computer systems and we cannot predict the effect that rapid technological change or alternative forms of entertainment may have on us or our industry.

The entertainment industry in general, and the sectors thereof in which we operate in particular, continue to undergo significant changes, primarily due to technological developments. The rapid growth of technology and shifting consumer tastes prevent us from being able to accurately predict the overall effect that technological growth or the availability of alternative forms of entertainment may have on the potential revenue from and profitability of our operating units’ services and products.   Furthermore, because we are required to provide cutting edge products to continue to win business we must ensure that our production environment integrates the latest tools and techniques developed in the industry.  This requires us to either develop these capabilities by upgrading our own proprietary software, which can result in substantial research and development costs, or to purchase third-party licenses, which can result in significant expenditures. In the event we seek to obtain third-party licenses, we cannot guarantee that they will be available or, once obtained, will continue to be available on commercially reasonable terms, or at all.  Furthermore, any error or defect in our software, a failure of our hardware or a failure of our backup facilities may result in a delay in delivery of products and services that could result in significantly increased production costs and may affect our ability to complete the work in a timely fashion.  Such delays could have an adverse effect on our brand name and our relationship with our clients.

Our revenue may be adversely affected if we fail to protect our proprietary technology or enhance or develop new technology.

We depend on our proprietary technology to develop and produce our products and provide our services.  We rely on a combination of patent, copyright, trademark and trade secret protection and nondisclosure agreements to establish and protect our proprietary rights. In addition, we also rely on third-party software which is readily available to others. Failure of our patent, copyright, trademark and trade secret protection, non-disclosure agreements or other measures to provide protection of our technology, and the availability of third-party software, may make it easier for our competitors to obtain technology equivalent to or superior to our technology. Such failures may cause us to seek patents on our proprietary technology.  We cannot provide any assurances that patents will issue from any patent applications we may file or that, if patents do issue, any claims allowed will be sufficiently broad to protect our technology or that they will not be challenged, invalidated or circumvented.  Furthermore, if such competitors develop or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that it remains competitive. We cannot assure you that such costs would not have an adverse effect on our operating results.

In addition, we may be required to litigate in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity.  Any such litigation could result in substantial costs and diversion of resources and could have an adverse effect on our business and/or our operating results.

Others may assert intellectual property infringement claims against us.

Companies in the visual special effects and related segments of the entertainment industry are constantly subject to the possibility of claims that their products, services or techniques misappropriate or infringe the intellectual property rights of third-parties with respect to their technology and software, previously developed works or other entertainment or intellectual property. There can be no assurance that infringement or misappropriation claims (or claims for indemnification resulting from such claims) will not be asserted or prosecuted against us, or that any assertions or prosecutions will not adversely affect our business and/or our operating results.  Irrespective of the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources with respect to the defense thereof, which could have an adverse effect on our business and/or our operating results.  If any claims or actions are asserted against us, we may seek to obtain a license of a third-party’s intellectual property rights.  We cannot provide any assurances, however, that under such circumstances a license would be available on reasonable terms or at all.

Our operating subsidiaries depend on revenues from a few significant relationships and any loss, cancellation, reduction, or delay in these relationships could harm our business.

In general, our operating subsidiaries have historically derived a material portion of our revenue from one or a limited number of customers.  We expect that in future periods we may also enter into contracts with customers which represent a significant concentration of our revenues.  If such contracts were terminated, our revenues and net income could significantly decline.  Our future success will depend on our continued ability to develop and manage relationships with our significant customers.  Any adverse change in our relationship with any of the major motion picture studios or other principal customers could have an adverse effect on our business.  Although we are attempting to expand our customer base, we expect that our customer concentration will not change significantly in the near future.  The markets in which we sell our services and products are dominated by a relatively small number of customers.  We cannot be sure that we will be able to retain our largest customers, that we will be able to attract additional customers, or that our customers will continue to buy our products and services in the same amounts as in prior years.  The loss of one or more of our largest customers, any reduction in revenues from these customers or our inability to successfully develop relationships with additional customers each could significantly harm our business.

Management will be subject to certain conflicts of interest arising from their management of our business.

Certain members of our management will devote time, which may be substantial, to their other business activities (which may include management of other companies), and will have certain other conflicts of interest.

The inability to successfully manage the growth of our business may have an adverse effect on our operating results.

Since our acquisition of Digital Domain in October 2009, we have begun to implement improvements to its financial, inventory, management and reporting controls and to hire additional technical, administrative and management personnel.  While necessary, these improvements require incurring expenses that limit our management’s ability to pursue potential market opportunities.  If our management is unable to successful manage expenses in a manner that allows us to both improve operations and at the same time pursue potential market opportunities, the growth of our business could be adversely impacted.

We may not be able to implement our strategies of entering into the animation and education businesses effectively or at all.

Our business strategy contemplates the potential expansion of our business into two new business lines: production of animated feature films and the business of higher education with the Digital Domain Institute.   Entry into either of these business lines presents significant challenges and subjects our business to significant risks, and the inability to successfully manage these challenges could adversely affect our successful entry into one or both of these markets.  Such failures would significantly limit our ability to grow our business while at the same time diverting significant resources from our historical core businesses.

Our reported financial results could be adversely affected by changes in financial accounting standards or by the application of existing or future accounting standards to our business as it evolves.

As a result of the enactment of the Sarbanes-Oxley Act of 2002 and the review of accounting policies by the SEC and national and international accounting standard bodies, the frequency of accounting policy changes may accelerate.  For example, accounting policies affecting software revenue recognition have been the subject of frequent interpretations, which could significantly affect the way we account for revenue related to our products.  In addition, the rules for tax accounting are in the process of being changed.  As we enhance, expand and diversify our business and product offerings, the application of existing or future financial accounting standards, particularly those relating to the way we account for revenue and taxes, could have a significant adverse effect on our reported results although not necessarily on our cash flows.

Risks Related to the Purchase and Ownership of Our Common Stock

There is no public market for our securities and transferability of any shares of common stock purchased by you will be limited.

There is no public market for our securities and there can be no assurance that an active trading market will ever develop, or, if developed, that it will be sustained. Our common stock has not been registered under the Securities Act or the Exchange Act.  There can be no assurance as to if or when we will register any of our securities.  Investors must therefore be prepared to bear the economic risk of an investment in shares of common stock for an indefinite period of time.

The terms of the sale of shares of our common stock and the purchase price of the shares offered hereby were arbitrarily determined.

The purchase price of the shares, and other terms of the sale of shares of our common stock, were determined arbitrarily by us and do not bear any direct relationship to our and our subsidiaries’ assets, book value or any other generally accepted criteria of valuation.

Future sales of common stock may have an adverse effect on its market price.

In the event that a public market does eventuate for the trading of the common stock, future sales of such stock by stockholders under Rule 144 promulgated under the Securities Act or through outstanding registration rights granted to the holders of our securities could have an adverse effect on the market prices of the common stock.  Sales of substantial amounts of common stock or the perception that such sales could occur could adversely affect the prevailing market price for the common stock.  In addition, sales of common stock pursuant to the exercise of registration rights granted by us may further adversely affect the market price of the common stock.

The common stock offered is subject to substantial restrictions on transfer.

The shares of common stock offered hereby will be restricted, and you will not be able to sell or otherwise transfer such shares unless the sale or other transfer of such shares has been registered, qualified or deemed to be exempt from such registration or qualification under the Securities Act and applicable state securities or “blue sky” laws.

We may issue additional preferred stock, which may impair the value of the common stock and may have rights superior to your common stock rights.

In addition to the above-referenced shares of common stock that we may issue without stockholder approval, we have the right to authorize and issue preferred stock.  While we have no present plans to issue any additional shares of preferred stock, our Board of Directors has the authority, without stockholder approval, to create and issue one or more series or classes of such preferred stock and to determine the voting, liquidation, dividend and other rights of holders of such preferred stock. The holders of shares of any such series or class of preferred stock may have rights superior to the holders of common stock.

Our principal stockholders, directors and management will continue to own a large percentage of our voting stock after this offering, which will allow them to exercise significant influence over matters subject to stockholder approval.

Our executive officers, directors and principal stockholders, acting as a group, will have substantial influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. These stockholders may also delay or prevent a change of control or otherwise discourage a potential acquirer from attempting to obtain control of us, even if such a change of control would benefit our other stockholders. This significant concentration of stock ownership may adversely affect the value of our common stock due to investors’ perception that conflicts of interest may exist or arise.

We do not intend to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes.  Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the Board of Directors deems relevant.   Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.  Investors seeking cash dividends should not purchase our common stock.

Some provisions of our charter documents and Florida law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders.

Provisions in our charter documents, as well as provisions of Florida law, could make it more difficult for a third-party to acquire us, even if doing so would benefit our stockholders.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

If you purchase shares of our common stock, you will pay more for your shares than the amounts paid by existing stockholders for their shares, and, as a result, you will incur an immediate and substantial dilution in your investment.  If we raise additional funding by issuing equity securities or convertible debt, or if we acquire other companies or technologies or finance strategic alliances by issuing equity, the newly issued or issuable shares will further dilute your percentage ownership and may also reduce the value of your investment.

We have broad discretion in the use of the net proceeds from this offering, and we may not use these proceeds effectively.

We have not determined the specific allocation of the net proceeds of the sale of shares of our common stock. Our management will have broad discretion in the application of the net proceeds therefrom and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or financial condition, cause the value of our common stock to decline and/or delay product development.

Appendix II

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Schedule 4.10 – Financial Statements

Consolidated Financial Statements as of December 31, 2009 and for the Period from January 7, 2009 (Inception Date) through December 31, 2009, and Independent Auditor’s Report

(Provided Separately)

Schedule 4.13 – Litigation Matters

1.      Wyndcrest DD Florida, Inc., et al adv. Carl Stork: Wyndcrest DD Florida, Inc. (“WDDF”, n/k/a DDMG) sued former Digital Domain (“DD”) director Carl Stork to enforce a February 2010 stock purchase agreement pursuant to which WDDF purchased Stork’s DD shares for $530,000. Stork then filed suit against Wyndcrest DD Florida, Inc. seeking rescission of the agreement. Stork has been paid in full but nonetheless is seeking to reclaim his shares through rescission and damages. WDDF believes Stork is acting in bad faith in an attempt to reverse a fully-performed, valid, binding agreement after-the-fact. The action was recently filed and thus WDDF cannot accurately predict the outcome.

2.  JK-DD, LLC and Jeffrey Kukes v. John C. Textor, et al: Plaintiffs, who are shareholders in DDMG subsidiary Digital Domain (“DD”), filed suit against Defendants seeking rescission of a 2007 settlement agreement that resolved a prior partnership dispute between Mr. Kukes and Mr. Textor whereby Plaintiffs obtained their DD shares. Plaintiffs also seek damages for Defendants’ alleged usurpation of a DD corporate opportunity in connection with certain Florida economic development grants obtained by DDMG in 2009. Defendants believe the Complaint was filed in bad faith in an attempt to reverse a valid, binding settlement agreement and are aggressively defending the claims, which are covered under DD’s O&D insurance. The action was recently filed and thus WDDF cannot accurately predict the outcome.